As filed with the Securities and Exchange Commission on April 2, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HARDINGE INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	16-0470200 (I.R.S. Employer Identification Number)

One Hardinge Drive
Elmira, New York 14902-1507
(607) 734-2281
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard L. Simons

Chairman of the Board, President
and Chief Executive Officer

Hardinge Inc.

One Hardinge Drive

Elmira, New York 14902-1507

(607) 734-2281

(Name, address and telephone number, including zip code and area code, of agent for service)

Copies  to:

David J. Murray, Esq.

Glenn J. Bobeck, Esq.

Phillips Lytle LLP

3400 HSBC Center

Buffalo, New York 14203-2887

(716) 847-8400

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☒

Non-accelerated Filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value $0.01 per share	—	—	—	—
Preferred Stock, par value $0.01 per share	—	—	—	—
Debt Securities	—	—	—	—
Warrants	—	—	—	—
Units	—	—	—	—
Total:	$100,000,000		$100,000,000	$13,640.00

(1)          There are being registered under this registration statement such indeterminate number of shares of common stock, preferred stock, number of warrants, and units, and principal amount of debt securities, as will have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable upon the exercise of warrants or conversion or exchange of any preferred stock, debt securities, warrants, or units issued under this registration statement. Separate consideration may or may not be received for securities that are issuable upon the exercise, conversion, or exchange of other securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)          Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3   under the Securities Act. The proposed maximum offering price per unit and proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.

(3)          Calculated pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in the prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where an offer is not permitted.

Subject to Completion, dated April 2, 2013

PROSPECTUS

HARDINGE INC.

$100,000,000

COMMON STOCK
PREFERRED STOCK
WARRANTS
DEBT SECURITIES
UNITS

We may offer and sell, from time to time, one or more of the following securities: common stock; preferred stock; warrants exercisable for debt securities, common stock or preferred stock; debt securities; or units consisting of combinations of any of the foregoing (“units”). The debt securities may be guaranteed by one or more of our subsidiaries. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of our company. We will provide the specific terms of any offering of these securities in a supplement to this prospectus. We refer to our common stock, preferred stock, warrants, debt securities and units collectively as the “securities”. We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.

Each time our securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus.  The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell our securities without a prospectus supplement describing the method and terms of the offering.

We may sell our securities directly or to or through underwriters, to other purchasers and/or through agents. For additional information on the method of sale, you should refer to the section of this prospectus entitled “Plan of Distribution.” If any underwriters are involved in the sale of our securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between us or among us and them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

You should carefully read this prospectus and any accompanying prospectus supplement, together with any related free writing prospectus and the documents we incorporate by reference, before you invest in our securities.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “HDNG.”   On March 28, 2013, the closing price of our common stock as reported on the NASDAQ Global Select Market was $13.63 per share.

Investing in our securities involves risks. See “Risk Factors” on page 2 as well as any risk factors section contained in the applicable prospectus supplement or any related free writing prospectus and under similar headings in the documents we incorporate by reference herein and therein to read about risks you should consider before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2013

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf process, we may, from time to time, issue and sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate dollar amount of $100,000,000. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the manner in which the securities will be offered. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement for an offering, you should rely on the information in that prospectus supplement.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and our securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information” on this page.

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering our securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Hardinge,” “Company”, “we,” “us,” “our,” or similar references mean Hardinge Inc. together with its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.hardinge.com. Our web site is not part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

•                  Our Annual Report on Form 10-K for the year ended December 31, 2012;

•                  Our Current Report on Form 8-K filed with the SEC on February 19, 2013; and

•                  The description of our common stock contained in our Registration Statement on Form S-2 (SEC file No. 33-91644), filed with the SEC on May 11, 1995.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus but before the end of any offering of securities made hereunder will also be considered to be incorporated by reference, and will automatically update and, where applicable, supersede any information contained, or incorporated by reference, in this prospectus.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

We will provide to you, without charge, upon your written or oral request, a copy of any or all of the documents that we incorporate by reference, including exhibits. Please direct requests to: Hunter Qin, Manager of Reporting, Hardinge Inc., One Hardinge Drive, P.O. Box 1507, Elmira, NY 14902, telephone (607) 378-4351.

HARDINGE INC.

We are a global designer, manufacturer and distributor of machine tools, specializing in precision computer numerically controlled metal-cutting machines.  Additionally, we provide our customers with a range of repair parts and support services related to the products that we sell. We believe our products are known for accuracy, reliability, durability and value.   A substantial portion of our end use customers are small and medium-sized independent job shops, which in turn sell machined parts to their industrial customers. Industries directly and indirectly served by us include aerospace, automotive, computer, communications, consumer-electronics, construction equipment, defense, energy, farm equipment, medical equipment, recreational equipment, and transportation.

We have established a global presence and market our products to most of the industrialized markets of the world through a combination of distributors, agents, and manufacturer’s representatives.  In certain areas of China, France, Germany, North America and the United Kingdom, we have also used a direct sales force for portions of our product lines. During 2012, approximately 75% of our products were sold in countries outside of North America. We maintain manufacturing, sales, and support facilities in Horseheads, New York; Elgin, Illinois; Leicester, England; St. Gallen, Switzerland; Biel, Switzerland; Nan Tou, Taiwan; and Jiaxing, China. We also have sales and support facilities in Bron, France; Krefeld, Germany; and Shanghai, China and a machining facility in Romanshorn, Switzerland.  We manufacture a majority of the products that we sell. In 2012, approximately 21%, 30% and 49% of the value of our manufactured products, other than parts, were assembled in North America, Europe and Asia, respectively. Parts and components used in the manufacture of our products are sourced from around the world.

Our principal executive offices are located at One Hardinge Drive, Elmira, New York 14902-1507, and our telephone number is (607) 734-2281. Our website is www.hardinge.com.

RISK FACTORS

Each prospectus supplement will contain a discussion of risks applicable to an investment in us and our securities. Prior to making a decision about investing in our securities, you should consider carefully all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2012, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement.  Each of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we have incorporated by reference may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,”

“intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.   These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those in the forward-looking statements. Factors that could cause or contribute to these differences include, among other things, the items set forth under the caption “Risk Factors” in the applicable prospectus supplement and the risks identified in subsequent filings with the SEC. We caution investors not to place undue reliance on our forward-looking statements. These statements speak only as of the date of the document in which they appear, and we undertake no obligation to update or revise the statements.

USE OF PROCEEDS

Except as may be set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include the repayment or reduction of indebtedness, acquisitions, capital expenditures and working capital requirements.

RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the periods indicated. The ratios have been computed on a consolidated basis. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Years Ended December 31
	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges(a)	15,70	21,97	—	—	—

(a)  For the years ended December 31, 2010, 2009 and 2008, earnings were inadequate to cover fixed charges by $3.1 million, $31.5 million and $31.3 million, respectively.

As of the date of this prospectus, we have not previously issued any shares of preferred stock and hence we have not previously paid dividends on any shares of preferred stock. Consequently, our ratio of earnings to combined fixed charges and preferred stock dividends and ratio of earnings to fixed charges would be identical.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue, from time to time, in one or more offerings the following securities:

•                  shares of common stock;

•                  shares of preferred stock;

•                  debt securities;

•                  warrants exercisable for debt securities, common stock or preferred stock; and

•                  units comprised of one or more of the other securities that may be offered under this prospectus, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of:

•                  20,000,000 shares of Common Stock, par value $0.01 each; and

•                  2,000,000 shares of Preferred Stock, par value $0.01 each, of which as of the date of this prospectus 200,000 shares have been designated as Series B Preferred Stock and 1,800,000 shares have not been designated.

As the close of business on March 29, 2013, there were 11,758,543 issued and outstanding shares of the Company’s common stock, of which 95,500 were unvested restricted shares issued to officers and employees under the Company’s 2002 and 2011 Incentive Stock Plans.  In addition, at March 29, 2013, there were outstanding options to purchase 46,334 shares of common stock and there were 39,500 unvested restricted share units. Once the restricted share units become vested, the Company will issue an equivalent number of shares of common stock.  The options and restricted share units were granted to officers, directors and employees under the Company’s 2002 and 2011 Incentive Stock Plans.

As of the date of this prospectus, we have not issued any shares of preferred stock.  The board of directors of the Company previously had designated 250,000 shares of the preferred stock as Series A Preferred Stock.  Such shares have subsequently been reclassified as undesignated shares of preferred stock, available for future issuance and reclassification by the board of directors.

COMMON STOCK

General

Subject to preferences that may apply to preferred shares outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available for payment of dividends, as our board of directors may from time to time determine. Each shareholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of shareholders. Our certificate of incorporation does not provide for cumulative voting for the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Our shares of common stock are not entitled to preemptive rights and are not subject to conversion or redemption. Each outstanding share of common stock is fully paid and nonassessable.  Our common stock is listed on the NASDAQ Global Select Market under the symbol “HDNG.”

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our shares of common stock.

Rights Plan

The Company has not presently adopted a rights plan, commonly referred to as a poison pill. However, the Company had previously adopted a rights plan which expired in accordance with its terms on March 1, 2011. Under the expired plan, shares of our common stock were given rights to purchase shares of our Series B Preferred Stock exercisable upon the happening of certain events. The shares of our Series B Preferred Stock are currently not subject to any such rights, however, our board of directors could adopt a rights plan in the future which may provide rights to purchase shares of such Series B Preferred Stock or other shares of another class of preferred stock of the Company.

PREFERRED STOCK

General

We are authorized to issue up to 2,000,000 shares of preferred stock, 1,800,000 of which are undesignated. The preferred stock may be issued from time to time in one or more series, with each such series to have the number of shares and designation, and the shares of each such series to have such relative rights, preferences or limitations, as our board of directors, subject to the limitations prescribed by law, may from time to time fix, before issuance, by delivering an appropriate certificate of amendment to our certificate of incorporation to the New York State Department of State pursuant to the Business Corporation Law of the State of New York.  The authority of the board of directors with respect to each series includes the fixing of the following:

•                  The number of shares to constitute the series and the distinctive designation thereof;

•                  The dividend rate on the shares of the series; whether dividends shall be cumulative, and, if so, from what date or dates;

•                  Whether or not the shares of the series shall be redeemable and, if redeemable, the terms upon which the shares of the series may be redeemed and the premium, if any, over and above the par value thereof and any dividends accrued thereon which the shares of the series shall be entitled to receive upon the redemption thereof;

•                  Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

•                  Whether or not the shares of the series shall be convertible into shares of any class or classes of stock of the Company, with or without par value, or of any other series of the same class and, if convertible, the conversion price or prices or the rate at which such conversion may be made and the method, if any, of adjusting the same;

•                  The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Company;

•                  The restrictions, if any, on the payment of dividends upon, and the making of the distributions to any class of stock ranking junior to the shares of the series, and the restrictions, if any, on the purchase or redemption of the shares of any such junior class;

•                  Whether the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; and

•                  Any other relative rights, preferences and limitations of the series.

The board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a change of control or other transaction that holders of shares of our outstanding common stock might believe to be in their best interests or in which holders of some, or a majority, of shares of our outstanding common stock might receive a premium for their shares over the then market price of our common stock.

Terms of New Series of Preferred Stock

The prospectus supplement relating to any preferred stock offered thereby will contain the specific terms thereof, including:

•                  The title and stated value of the preferred stock;

•                  The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•                  The dividend rates, periods and payment dates or methods of calculation of these amounts for the preferred stock;

•                  Whether dividends shall be cumulative or non-cumulative and the date from which dividends on the preferred stock will accumulate, if applicable;

•                  The procedures for any auction and remarketing, if any, for the preferred stock;

•                  Any provision for a sinking fund for the preferred stock;

•                  Any provision for redemption of the preferred stock;

•                  Any restriction on the repurchase or redemption of shares by the registrant while there is any arrearage in the payment of dividends or sinking fund installments;

•                  Any listing of the preferred stock on a securities exchange;

•                  The terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or the manner in which the conversion price will be calculated;

•                  Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

•                  A discussion of federal income tax considerations applicable to the preferred stock;

•                  The relative ranking and preference of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•                  The voting rights of the preferred stock, if any; and

•                  Any limitations on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that we may issue. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. These debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and they may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

•                  the title and authorized denominations of those debt securities;

•                  any limit on the aggregate principal amount of that series of debt securities;

•                  the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

•                  interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the maturity;

•                  the right, if any, to extend the interest payment periods and the duration of the extensions;

•                  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•                  the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

•                  the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

•                  our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•                  the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

•                  the denominations in which those debt securities will be issuable;

•                  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•                  whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•                  whether any securities of that series are to be issued in whole or in part the form of one or more global securities and the depositary for those global securities;

•                  if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

•                  if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•                  the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•                  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•                  whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•                  the nature and terms of any security for any secured debt securities;

•                  the terms applicable to any debt securities issued at a discount from their stated principal amount; and

•                  any other specific terms of any debt securities.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•                  the conversion or exchange price;

•                  the conversion or exchange period;

•                  provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•                  events requiring adjustment to the conversion or exchange price; and

•                  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless the successor corporation or person to which our assets are transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

•                  failure to pay interest for 30 days after the date payment is due and payable;

•                  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

•                  failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

•                  failure to perform other covenants for 60 days after notice that performance was required;

•                  events in bankruptcy, insolvency or reorganization relating to us; or

•                  any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•                  the holder has previously given to the trustee written notice of default and continuance of such default;

•                  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•                  the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

•                  the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

•                  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

•                  we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

•                  we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•                  evidence the assumption by a successor entity of our obligations;

•                  add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

•                  add any additional events of default;

•                  cure any ambiguity or correct any inconsistency or defect in the indenture;

•                  add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•                  secure any debt securities;

•                  establish the forms or terms of debt securities of any series;

•                  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

•                  modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

•                  make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•                  extend the final maturity of any debt security;

•                  reduce the principal amount or premium, if any;

•                  reduce the rate or extend the time of payment of interest;

•                  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

•                  change the currency in which the principal, and any premium or interest, is payable;

•                  impair the right to institute suit for the enforcement of any payment on any debt security when due;

•                  if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•                  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•                  a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

•                  a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and will be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•                  by the depositary for the registered global security to its nominee;

•                  by a nominee of the depositary to the depositary or another nominee of the depositary; or

•                  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•                  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•                  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•                  any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•                  ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•                  will not be entitled to have the debt securities represented by a registered global security registered in their names;

•                  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•                  will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these securities with a depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

•                  the title of the warrants;

•                  the aggregate number of the warrants;

•                  the price or prices at which the warrants will be issued;

•                  the designation, terms and number of shares of debt securities, preferred stock or common stock purchasable upon exercise of the warrants;

•                  the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•                  the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•                  the price at which each share of debt securities, preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

•                  the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•                  the minimum or maximum amount of the warrants which may be exercised at any one time;

•                  information with respect to book-entry procedures, if any;

•                  a discussion of certain federal income tax considerations; and

•                  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement may describe, among other things:

•                  the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•                  any special United States federal income tax considerations applicable to the units; and

•                  any material provisions of the governing unit agreement that differ from those described above.

ANTI-TAKEOVER EFFECTS OF NEW YORK LAW AND OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS

The following paragraphs summarize certain provisions of the New York Business Corporation Law, our certificate of incorporation and bylaws and other arrangements we have entered into that may have the effect of discouraging an acquisition of Hardinge.  Please note that we allowed our Rights Agreement, dated February 18, 2010, with Computershare Trust Company, N.A. to expire in accordance with its terms on March 1, 2011. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the New York Business Corporation Law and our restated certificate of incorporation and bylaws, copies of which are on file with the SEC. Please refer to “Where You Can Find More Information” above for directions on obtaining these documents.

Special Provisions of our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain certain provisions that could make the acquisition of Hardinge by means of a tender offer, a proxy contest or otherwise difficult. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Hardinge to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging acquisition proposals because, among other things, negotiation of such proposals might result in an improvement of their terms. The following description is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and bylaws, which are incorporated by reference in the Registration Statement of which this prospectus is a part:

Staggered Board of Directors.  Our certificate of incorporation and bylaws provide that our board of directors is divided into three classes of directors, with each class constituting one-third of the total number of directors and with the classes serving staggered three-year terms. This classification of the directors has the effect of making it more difficult for shareholders, including those holding a majority of our outstanding shares, to force an immediate change in the composition of our board of directors. Our board of directors believes that the longer time required to elect a majority of a classified board of directors helps to ensure the continuity and stability of our management and policies since a majority of the directors at any given time will have had prior experience as directors of Hardinge.

Removal of Directors and Filling of Vacancies.  Our certificate of incorporation provides that a member of our board of directors may be removed only for cause and upon the affirmative vote of the holders of 75% of the securities entitled to vote at an election of directors. Newly created directorships and board of director vacancies resulting from death, removal or other causes may be filled only by a majority vote of the then remaining directors. Accordingly, it will be more difficult for shareholders, including those holding a majority of our outstanding shares, to force an immediate change in the composition of our board of directors.

Supermajority Voting Provisions for Certain Business Combinations.  Our certificate of incorporation requires the affirmative vote of (a) at least 75% of all of the securities entitled to vote and (b) at least 75% of other than Major Shareholders (defined as 10% beneficial holders) in order to effect certain mergers, sales of assets or other business combinations involving Hardinge. These provisions could have the effect of delaying, deferring or preventing a change of control of Hardinge.

Discretion to Consider Non-Price Issues

Under Section 717 of the New York Business Corporation Law, or NYBCL, and under our certificate of incorporation, our board of directors may consider issues other than price in a proposed business combination. The non-price matters that our board of directors can consider may include, but are not limited to, social and economic effects of the transaction upon Hardinge, our shareholders, employees, customers, vendors, suppliers and other constituencies.

Certain Potential Disadvantages of the Anti-Takeover Measures

The anti-takeover provisions described above may make more difficult and discourage an attempt to acquire control of Hardinge by a potential bidder who does not wish to negotiate with our board of directors or who is unable to reach an agreement with our board of directors. In such a situation, these provisions could discourage a transaction that a majority of our shareholders favor or in which shareholders could receive a significant premium over then-current market prices. Because these provisions could discourage or render more difficult a takeover attempt, there may be a reduced possibility of large temporary fluctuations in the market price of our securities resulting from actual or rumored takeover attempts. Also, in situations such as unsolicited tender offers, the personal interest of members of management and our board of directors in retaining their salaries and positions may conflict with the interests of the shareholders in selling their shares at an attractive price. Anti-takeover measures of this type have generally been criticized as efforts of corporations’ managements to entrench themselves without regard to the needs and desires of shareholders. Our management and our board of directors believe, however, that such potential conflicts of interest will not affect the proper exercise of their fiduciary duty to use their best judgment on behalf of Hardinge and our shareholders.

Anti-takeover Legislation

Section 912 of the NYBCL provides in essence that in the event a person acquires 20% or more of the voting stock of a New York corporation, who is referred to in this prospectus as an “interested shareholder,” the corporation and the interested shareholder, or any affiliated entity, may not engage in certain business combinations for a period of five years following the date the person became an interested shareholder unless the board of directors of such corporation approves such share acquisition or business combination before the interested shareholder acquires 20% or more of the corporation’s voting stock. Business combinations for this purpose include, among other things:

•                  A merger or consolidation;

•                  Any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the corporation where the assets have an aggregate market value equal to 10% or more of:

•                  the aggregate market value of the corporation’s assets determined on a consolidated basis,

•                  the aggregate market value of the corporation’s outstanding capital stock, or

•                  the earning power or net income of the corporation determined on a consolidated basis; and

•                  Certain transactions that result in the issuance of capital stock of the corporation to the interested shareholder.

Under certain circumstances, Section 912 of the NYBCL makes it more difficult for an interested shareholder to effect various business combinations with a corporation for a five-year period.

In addition, a shareholder dissatisfied with the form or amount of consideration received in a merger transaction may have statutory dissenters’ rights under Section 910 of the NYBCL. A shareholder also could bring suit against members of our board of directors and any majority shareholder of Hardinge alleging breach of fiduciary duty. New York courts have held that a majority shareholder of a corporation involved in a merger with the corporation owes a fiduciary duty to the other shareholders.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•                  the name or names of any underwriters, dealers or agents;

•                  the purchase price of the securities and the proceeds to us from the sale;

•                  any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•                  any public offering price;

•                  any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities may or may not be listed on a national securities exchange. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

LEGAL MATTERS

Phillips Lytle LLP, Buffalo, New York, will pass on the validity of the securities offered by this prospectus and any accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of Hardinge Inc. and Subsidiaries appearing in Hardinge, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2012 (including the schedule appearing therein), and the effectiveness of Hardinge Inc. and Subsidiaries’ internal control over financial reporting as of December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Hardinge Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.                 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses in connection with the securities being registered are as follows:

Amount To Be Paid

Registration fee	$13,640
Printing and Engraving Expenses	*
NASDAQ Listing Fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	$ *

*                 These fees cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company is incorporated under the New York Business Corporation Law (“NYBCL”). Section 722 of the NYBCL generally permits a corporation to indemnify its officers and directors against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees actually and necessarily incurred in an action or proceeding (other than an action by or in the right of a corporation, a “derivative action”), if such directors or officers acted in good faith, for a purpose which they reasonably believed to be in the best interests of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions except that no indemnification is permitted in respect of (i) a threatened action, or a pending action which is settled or disposed of, or (ii) any claim, issue or matter as to which such officers or directors are adjudged to be liable to the corporation, unless and only to the extent a court determines that such officers or directors are fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper. Section 724 of the NYBCL requires indemnification in a civil action or proceeding if so ordered by a court.

Article XI of the By-Laws of the Company provides indemnification of its directors and officers to the fullest extent permitted by applicable law. The Company’s directors and officers also are covered by a conventional directors’ and officers’ insurance policy.

ITEM 16.                 EXHIBITS

The Exhibits listed on the accompanying Exhibit Index are filed as part of, or incorporated by reference into, this registration statement.

ITEM 17.                 UNDERTAKINGS

(a)                 The undersigned hereby undertakes:

(1)                To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)               To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.

(ii)               Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)               Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)                                 The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)                  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmira, State of New York, on April 2, 2013.

HARDINGE INC.

By:	/s/ RICHARD L. SIMONS
Richard L. Simons

Its:	Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Richard L. Simons and Edward J. Gaio, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. SIMONS	Chairman of the Board, President and Chief Executive Officer	April 2, 2013
Richard L. Simons	(Principal Executive Officer)

/s/ EDWARD J. GAIO	Vice President and Chief Financial Officer	April 2, 2013
Edward J. Gaio	(Principal Financial Officer)

/s/ DOUGLAS J. MALONE	Corporate Controller and Chief Accounting Officer	April 2, 2013
Douglas J. Malone	(Principal Accounting Officer)

/s/ DANIEL J. BURKE	Director	April 2, 2013
Daniel J. Burke

/s/ DOUGLAS A. GREENLEE	Director	April 2, 2013
Douglas A. Greenlee

/s/ J. PHILIP HUNTER	Director	April 2, 2013
J. Philip Hunter

/s/ ROBERT J. LEPOFSKY	Director	April 2, 2013
Robert J. Lepofsky

/s/ JOHN J. PERROTTI	Director	April 2, 2013
John J. Perrotti

/s/ MITCHELL I. QUAIN	Director	April 2, 2013
Mitchell I. Quain

/s/ R. TONY TRIPENY	Director	April 2, 2013
R. Tony Tripeny

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement.

3.1

Restated Certificate of Incorporation of Hardinge Inc. (incorporated by reference to Exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 15, 2010 (File No. 001-34639)).

3.2

Certificate of Amendment of the Restated Certificate of Incorporation of Hardinge Inc. (incorporated by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed on February 23, 2010 (File No. 000-15760)).

3.3	By-Laws of Hardinge Inc. (incorporated by reference to Exhibit 3.3 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011 (File No. 001-34639)).

4.1

Specimen of certificate for shares of Common Stock, par value $.01 per share, of Hardinge Inc. (incorporated by reference from Registrant’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on May 19, 1995).

4.2*	Form of Specimen Preferred Stock Certificate.

4.3*	Form of Articles Supplementary for Preferred Stock.

4.4	Form of Indenture relating to debt securities.

4.5*	Form of supplemental indenture or other instrument establishing the issuance of one or more series of debt securities (including the form of such debt security).

4.6*	Form of Warrant Agreement and Warrant Certificate.

5.1	Opinion of Phillips Lytle LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Phillips Lytle LLP (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on signature pages hereto).

25.1+	Form T-1 Statement of Eligibility of the trustee for the debt securities.

*                 To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

+                 To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2), if applicable.